UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

July 24, 2024
Dear Stockholder:
As you may be aware, MSC Income Fund, Inc. (“MSC Income,” the “Company,” “we,” or “us”) recently filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2024. The Preliminary Proxy Statement outlines a series of four proposals (the “Proposals”) we believe will position us to potentially effect a listing of our shares of common stock (the “Shares”) on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”) if and when market conditions make it desirable to do so and it is otherwise in the Company’s best interest.
As detailed further in the Preliminary Proxy Statement, our Board of Directors (the “Board”) has unanimously recommended that stockholders vote “FOR” each of the Proposals at a special meeting of the Company’s stockholders (the “Special Meeting”) to be held in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, at a time and date to be established and communicated at a later date.
We urge stockholders to carefully review the Preliminary Proxy Statement and the definitive proxy statement relating to the Special Meeting, once available, which includes or will include details of the Proposals, the Special Meeting, and the Board’s recommendations. The Special Meeting is being held to consider and vote upon the following Proposals:
1(i).     A proposal to reflect an amendment to our charter, which will become effective upon Listing, to include a provision that would limit the transferability of Shares outstanding at the time of a Listing during the 365-day period following such Listing (“Listing Charter Amendment Proposal 1”).
1(ii).    A proposal to reflect amendments to our charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and which will serve to conform certain provisions of our charter more closely to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange (“Listing Charter Amendment Proposal 2” and, together with Listing Charter Amendment Proposal 1, the “Listing Charter Amendment Proposals”).
2.     A proposal to approve an amended and restated investment advisory and administrative services agreement (the “Proposed Advisory Agreement”) between us and MSC Adviser I, LLC, our investment adviser (our “Adviser”), which will become effective upon a Listing (the “Advisory Agreement Amendment Proposal”). Among other changes detailed in the Preliminary Proxy Statement, effective upon a Listing, the Proposed Advisory Agreement would (i) reduce the annual base management fees payable by the Company to the Adviser, (ii) amend the structure of the subordinated incentive fee on income payable by the Company to the Adviser and reduce the hurdle, catch-up percentage and incentive fee rates, (iii) reduce and reset the incentive fee on capital gains payable by the Company to the Adviser, (iv) place a cap on the amount of expenses payable by the Company relating to certain internal administrative services, which varies based on the value of the Company’s total assets, and (v) delete provisions required by the NASAA Guidelines.

3.     A proposal to authorize flexibility for the Company, with the approval of the Board, to offer and sell Shares at a price below net asset value per Share during the next 12 months following stockholder approval, subject to certain limitations described in Preliminary Proxy Statement.
The Board has approved the above-described amendments to the charter and our entry into the Proposed Advisory Agreement. Even if approved by our stockholders, none of the following proposals will be implemented unless and until a Listing occurs: (i) the Listing Charter Amendment Proposals and (ii) the Advisory Agreement Amendment Proposal. Although the Board has authorized our management to consider, explore and prepare for a potential Listing, which may be accompanied by a follow-on public offering of the Shares, and is recommending certain corporate actions requiring your vote that will better position us to pursue a Listing, there is no guarantee that a Listing will occur if the Board determines, in its sole discretion, that it is not in our or our stockholders’ best interests, including, without limitation, if market conditions at the time make it undesirable to effectuate a Listing or any accompanying follow-on public offering of the Shares.
For additional information regarding the Proposals and the Special Meeting, please refer to the Preliminary Proxy Statement. The Preliminary Proxy Statement is not final and is subject to change. Once final, we will file a definitive proxy statement relating to the Special Meeting with the SEC, which you should read carefully, once available, because it will contain important information about the Special Meeting and the Proposals.

Sincerely,

MSC Income Fund, Inc.

Forward-Looking Statements

This communication contains forward-looking statements, which are based upon the MSC Income management’s current expectations and are inherently uncertain and which involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the following: the completion of certain proposed transactions by MSC Income, including a Listing, any potential follow-on public equity offering and the completion of certain other transactions; MSC Income providing a path to full liquidity for its stockholders; MSC Income or its stockholders achieving any benefits from any of the foregoing; and anticipated filings and approvals relating to the Special Meeting. The use of words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions identify any such forward-looking statements. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under MSC Income’s control, and that MSC Income may or may not have considered; accordingly, such forward-looking statements are not guarantees or assurances of future performance or events and are subject to various risks and uncertainties. Certain factors could cause actual results, conditions and events to differ materially from those projected or anticipated, including the risks and uncertainties associated with (i) the timing or likelihood of the completion of the proposed transactions by MSC Income described in the Preliminary Proxy Statement, (ii) the timing or likelihood of the commencement and/or completion of any Listing and/or any potential follow-on public equity offering, (iii) the possibility that MSC Income may fail to obtain the requisite stockholder approval for one or more of the Proposals, (iv) regulatory factors and general economic, political and market conditions at the time of any potential future transaction or event referenced in this communication, as well as other external factors, (v) MSC Income’s plans, expectations, objectives and intentions, as a result of any potential future transaction or event referenced in this communication, and (vi) other factors enumerated in MSC Income’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this communication. None of MSC Income or any of its affiliates undertakes any obligation to update any forward-looking statements made herein, unless required by law. You should, therefore, not rely on these forward-looking statements as representing the views of MSC Income or any of its affiliates as of any date subsequent to the date of this communication. You should read this communication and the documents referenced in this communication completely and with the understanding that actual future events and results may be materially different from expectations. All forward-looking statements included in this communication are qualified by these cautionary statements.

Additional Information and Where to Find It

In connection with the proposed transactions referenced in this communication, including seeking to obtain Company stockholder approval in connection with the Proposals, the Company plans to file a definitive proxy statement on Schedule 14A relating to the Special Meeting (the “Definitive Proxy Statement”) with the SEC and deliver it to the Company’s stockholders. The Definitive Proxy Statement will contain important information about the Company, any proposed transactions and related matters. This communication is not a substitute for the Definitive Proxy Statement or for any other document that the Company, Main Street Capital Corporation (“Main Street”) or another party may file with the SEC and send to the Company’s stockholders in connection with the proposed transactions. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.
Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov.
Participants in the Solicitation

The Company and the Adviser’s parent company, Main Street, which beneficially owns 1,919,596 Shares, and the Company’s and Main Street’s respective directors and officers and certain personnel of the Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals and proposed transactions. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on May 29, 2024. Information about the directors and executive officers of Main Street is set forth in its definitive proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 25, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Proposals will be contained in the Definitive Proxy Statement when such document becomes available. This document may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement. Nothing in this communication shall constitute an offer to sell, or a solicitation of an offer to buy, any securities and this communication should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.